Exhibit 4.1

Sixteenth Supplemental Indenture

Dated as of May 5, 2026

Supplement to the Senior Indenture

Dated as of September 10, 2010

EDISON INTERNATIONAL

Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

TABLE OF CONTENTS

RECITALS OF THE CORPORATION1

ARTICLE IDEFINITIONS1

Section 101.Definitions.1

ARTICLE IIESTABLISHMENT OF THE 5.00% SENIOR NOTES3

Section 201.Establishment and Designation of the 5.00% Senior Notes3

Section 202.Form of the 5.00% Senior Notes3

Section 203.Minimum Denomination3

Section 204.Principal Amount of the 5.00% Senior Notes3

Section 205.Interest Rate; Stated Maturity of the 5.00% Senior Notes3

Section 206.No Sinking Fund4

Section 207.Time for Payment4

Section 208.Paying Agent and Security Registrar.4

Section 209.Global Securities; Initial Depositary for Global Securities; Legend4

Section 210.Regular Record Date4

Section 211.Other Terms of the 5.00% Senior Notes4

ARTICLE IIIOPTIONAL REDEMPTION BY THE CORPORATION5

Section 301.Optional Redemption5

Section 302.Calculation of Redemption Price.5

Section 303.Notice of Redemption6

ARTICLE IVMISCELLANEOUS6

Section 401.Sanctions6

Section 402.Electronic Communications6

Section 403.Application of Sixteenth Supplemental Indenture.7

Section 404.Effective Date of Sixteenth Supplemental Indenture7

Section 405.Counterparts7

Section 406.No Trustee Representations7

EXHIBIT A

i

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of May 5, 2026 (this “Sixteenth Supplemental Indenture”), by and between EDISON INTERNATIONAL, a corporation duly organized and existing under the laws of the State of California (the “Corporation” or the “Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Base Indenture (as hereinafter defined) (the “Trustee”).

RECITALS OF THE CORPORATION

A.The Corporation and the Trustee are parties to that certain Senior Indenture, dated as of September 10, 2010 (the “Base Indenture”) providing for the issuance by the Corporation of an unlimited number of series of Securities (as defined in the Base Indenture) from time to time.

B.Under the Base Indenture, the Corporation is authorized to establish one or more series of Securities at any time in accordance with and subject to the provisions of the Base Indenture, and the terms of such series of Securities may be described by a supplemental indenture executed by the Corporation and the Trustee.

C.The execution and delivery of this Sixteenth Supplemental Indenture has been authorized by a Board Resolution (as defined in the Base Indenture).

D.Concurrent with the execution hereof, the Corporation has caused its counsel to deliver to the Trustee an Opinion of Counsel (as defined in the Base Indenture) pursuant to Section 102 of the Base Indenture.

E.The Corporation has done all things necessary to make this Sixteenth Supplemental Indenture a legal, valid and binding agreement of the Corporation, in accordance with its terms.

NOW, THEREFORE, the Corporation and the Trustee agree, for the benefit of each other and for the equal and proportionate benefit of Holders of the 5.00% Senior Notes (as defined below) with respect to all provisions herein applicable to such series of notes, as follows:

ARTICLE I

DEFINITIONS

Section 101.Definitions.

Unless the context otherwise requires, capitalized terms used but not defined herein have the meaning set forth in the Base Indenture. The following additional terms are hereby established for purposes of this Sixteenth Supplemental Indenture and shall have the meanings set forth in this Sixteenth Supplemental Indenture only for purposes of this Sixteenth Supplemental Indenture:

“5.00% Senior Notes” has the meaning specified in Section 201.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Maturity Date” has the meaning specified in Section 205.

“Redemption Price” has the meaning set forth in Section 301 hereto.

“Treasury Rate” means, with respect to any redemption date for the 5.00% Senior Notes the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of 5.00% Senior Notes being redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the maturity date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the 5.00% Senior Notes being redeemed. If there is no United States Treasury security maturing on the maturity date of the 5.00% Senior Notes being redeemed but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of such 5.00% Senior Notes one with a maturity date preceding the maturity and one with a maturity date following the maturity, the Corporation shall select the United States Treasury security with a maturity date preceding the maturity. If there are two or more United States

Treasury securities maturing on the maturity date of the notes being redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Sixteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

ESTABLISHMENT OF THE 5.00% SENIOR NOTES

Section 201.Establishment and Designation of the 5.00% Senior Notes.

Pursuant to the terms hereof and Section 301 of the Base Indenture, the Corporation hereby establishes a series of Securities designated as the “5.00% Senior Notes due 2028” (the “5.00% Senior Notes”). The 5.00% Senior Notes series may be reopened, from time to time, for issuances of additional Securities of such series, and any additional Securities issued and comprising 5.00% Senior Notes shall have identical terms as the 5.00% Senior Notes, except that the issue price, issue date and, in some cases, the first Interest Payment Date may differ.

Section 202.Form of the 5.00% Senior Notes.

The 5.00% Senior Notes shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.

Section 203.Minimum Denomination.

The 5.00% Senior Notes shall be issued in minimum denominations of $1,000 and integral multiples thereof.

Section 204.Principal Amount of the 5.00 % Senior Notes.

The 5.00% Senior Notes shall be issued in an initial aggregate principal amount of $500,000,000.

Section 205.Interest Rate; Stated Maturity of the 5.00% Senior Notes.

The 5.00% Senior Notes shall bear interest at the rate of 5.00% per annum and shall have a Stated Maturity of May 5, 2028 (the “Maturity Date”). Interest on the 5.00% Senior Notes shall be computed on the basis of a 360-day year of twelve 30-day months; provided that for any partial 30-day month interest shall be computed on the basis of the actual number of days over a 30-day month. Interest on the 5.00% Senior Notes shall be payable on each May 5 and November 5, commencing November 5, 2026 (each a “Interest Payment Date”).

Section 206.No Sinking Fund.

No sinking fund is provided for the 5.00% Senior Notes.

Section 207.Time for Payment.

The Corporation shall make payments of principal, premium, if any, and accrued but unpaid interest on the 5.00% Senior Notes by 11:00 a.m., New York City time, on each Interest Payment Date and on the Redemption Date and the Maturity Date, each as applicable.

Section 208.Paying Agent and Security Registrar.

The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the 5.00% Senior Notes. The 5.00% Senior Notes shall be payable at the Corporate Trust Office of the Trustee.

Section 209.Global Securities; Initial Depositary for Global Securities; Legend.

The 5.00% Senior Notes are to be issuable only as registered securities without coupons. The 5.00% Senior Notes may be issued in whole or in part in the form of one or more Global Securities. The initial depositary for any such Global Securities shall be The Depository Trust Company (“DTC”). For so long as DTC serves as the Depositary with respect to any such Global Securities, such Global Securities authenticated and delivered hereunder shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATIONOR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 210.Regular Record Date.

With respect to each Interest Payment Date, the Regular Record Date for the 5.00% Senior Notes shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

Section 211.Other Terms of the 5.00% Senior Notes.

The other terms of the 5.00% Senior Notes shall be as expressly set forth herein and in Exhibit A.

ARTICLE III

Optional Redemption by the Corporation

Section 301.Optional Redemption.

Subject to the terms and conditions of the Indenture, the 5.00% Senior Notes are redeemable at the option of the Corporation (“Optional Redemption”), in whole or in part at any time at the make-whole redemption price (expressed as a percentage of principal amount and rounded to three decimal places) set forth below (the “Redemption Price”).

The Redemption Price for the 5.00% Senior Notes to be redeemed at any time and from time to time, will be equal to the greater of the following amounts:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 5.00% Senior Notes to be redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the redemption date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the 5.00% Senior Notes, less (b) interest accrued to the date of redemption; and

 (2)100% of the principal amount of the 5.00% Senior Notes to be redeemed;

plus, in each case, accrued and unpaid interest on the 5.00% Senior Notes to be redeemed to the Redemption Date.

Section 302.Calculation of Redemption Price.

The Corporation shall calculate the Redemption Price for any redemption of the 5.00% Senior Notes pursuant to Section 301 and notify the Trustee of such Redemption Price before it sends the amount of the Redemption Price to the Trustee or any Paying Agent.

Section 303.Notice of Redemption

Notice of any redemption pursuant to Section 301 shall be given in the manner and at the time set forth in Section 1104 of the Base Indenture; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined pursuant to Section 301 hereof as of the date such notice is being given to the Holders of the 5.00% Senior Notes being redeemed.

ARTICLE IV

MISCELLANEOUS

Section 401.Sanctions.

The Corporation covenants and represents that neither they nor any of their subsidiaries, nor, to the knowledge of the Corporation any directors or officers are currently subject to any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)).

The Corporation covenants and represents that neither they nor any of their affiliates, subsidiaries, nor, to the knowledge of the Corporation any directors or officers will directly or indirectly use any part of the proceeds received in connection with this Supplemental Indenture or any other of the transaction documents, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 402.Electronic Communications.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Corporation shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Corporation whenever a person is to be added or deleted from the listing.  If the Corporation elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Corporation understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Corporation shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Corporation and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Corporation  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Corporation agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 403.Application of Sixteenth Supplemental Indenture.

Except as provided herein, each and every term and condition contained in this Sixteenth Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to 5.00% Senior Notes established hereby and not to any other series of Securities established or to be established under the Base Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Sixteenth Supplemental Indenture, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 404.Effective Date of Sixteenth Supplemental Indenture.

This Sixteenth Supplemental Indenture shall be effective upon the execution and delivery hereof by each of the parties hereto.

Section 405.Counterparts.

This Sixteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 406.No Trustee Representations.

The Trustee makes no representations as to the validity or sufficiency of this Sixteenth Supplemental Indenture. The statements and recitals herein are deemed to be those of the Corporation and not of the Trustee.

In witness whereof, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the day and year first above written.

EDISON INTERNATIONAL

By /s/ Brendan Bond
Brendan Bond

Vice President and Treasurer

The Bank of New York Mellon Trust Company, N.A.,
  as Trustee

By     /s Peggy Guel

Peggy Guel

Vice President

EXHIBIT A

FORM OF 5.00% SENIOR NOTES DUE 2028

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATIONOR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EDISON INTERNATIONAL

5.00% Senior Notes Due 2028

No. _________	$ __________ CUSIP No. 281020 BE6

Edison International, a corporation duly organized and existing under the laws of the State of California (herein called the “Corporation,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ____________________ AND NO/100 ($___________) on May 5, 2025, and to pay accrued but unpaid interest thereon on each May 5 and November 5 (commencing November 5, 2026) (each, an “Interest Payment Date”). Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid from May 5, 2026 to but excluding the Interest Payment Date or other date of payment for which accrued interest is paid, at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment. Interest on the Security shall be computed on the basis of a 360-day year of twelve 30-day months provided that for any partial 30-day month interest shall be computed on the basis of the actual number of days over a 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Corporation maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

EDISON INTERNATIONAL

By

Attest:

___________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,

As Trustee

By:
Authorized Signatory

Dated: _________________

Form of Reverse of Security

This Security is one of a duly authorized issue of securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under a Senior Indenture, dated as of September 10, 2010 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument and shall include the Sixteenth Supplemental Indenture, dated as of May 5, 2026), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

Subject to the terms and conditions of the Indenture, the Securities are redeemable at the option of the Corporation (“Optional Redemption”), in whole or in part at any time at the price (expressed as a percentage of principal amount and rounded to three decimal places) set forth below (the “Redemption Price”).

The Redemption Price for the 5.00% Senior Notes will be equal to the greater of the following amounts:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 5.00% Senior Notes to be redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the redemption date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, less (b) interest accrued to the date of redemption; and

(2)	100% of the principal amount of the 5.00% Senior Notes to be redeemed;

plus, in each case, accrued and unpaid interest on the 5.00% Senior Notes to be redeemed to the Redemption Date.

“Treasury Rate” means, with respect to any redemption date for the 5.00% Senior Notes the yield determined by the Corporation in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the

Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the 5.00% Senior Notes being redeemed (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the maturity date of the 5.00% Senior Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the 5.00% Senior Notes being redeemed. If there is no United States Treasury security maturing on the maturity date of the 5.00% Senior Notes being redeemed but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of such 5.00% Senior Notes, one with a maturity date preceding the maturity and one with a maturity date following the maturity, the Corporation shall select the United States Treasury security with a maturity date preceding the maturity. If there are two or more United States Treasury securities maturing on the maturity date of the 5.00% Senior Notes being redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to the Securities and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of the Securities to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price if such dollar amount has not been determined as of the date such notice is being given to the Holders of the Securities being redeemed; provided further, however, that so long as the Securities are in the form of one or more Global Securities, notice of redemption will be given in accordance with the procedures of the Depositary. If money sufficient to pay the Redemption Price of all the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Securities or portions thereof shall cease to bear interest.

Securities in denominations larger than $1,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 33% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and the Securities issued thereby shall be governed by and construed accordance with the laws of the State of New York.

ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

  (Print or type assignee’s name, address and zip code)

and irrevocably appoint

                                                                                                                        to transfer this Security on the books of the Corporation. The agent may substitute another to act for him.

Date:

Your signature:

(Sign exactly as your name appears on the face of this Senior Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.